EXHIBIT 10.4
Section 409A Amendment
to the
Applied Industrial Technologies, Inc.
1997 Long-Term Performance Plan
(As Amended April 18, 2007)
WHEREAS, the Applied Industrial Technologies, Inc. 1997 Long-Term Performance Plan (the “Plan”) was established by Applied Industrial Technologies, Inc. (the “Company”) to foster and promote the long-term growth and performance of the Company by providing long-term performance-related incentives to key management employees and outside directors; and
WHEREAS, pursuant to the provisions of Section 11 of the Plan, the Board of Directors of the Company (the “Board”) or the Executive Organization and Compensation Committee of the Board (the “Committee”) may, subject to certain restrictions, amend the Plan to address any changes in the law; and
WHEREAS, subject to the restrictions set forth in said Section 11, the Committee has deemed it appropriate and necessary to amend the Plan in certain respects in order to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”);
NOW, THEREFORE, the Plan is hereby amended effective January 1, 2005 with respect to Awards granted on and after said date, in the respects hereinafter set forth.
1. Section 2 of the Plan is hereby amended by the addition of the definitions of “Retirement”, “Section 409A”, “Separation from Service” and “Specified Employee” as paragraphs (k), (l), (m), and (n), respectively, at the end thereof to provide as follows:
(k) “Retirement” — Any Separation from Service at or after attainment of age 65, or after attainment of age 55 and the completion of at least 10 years of employment with the Company.
(l) “Section 409A” — Section 409A of the Code as well as regulations and guidance issued thereunder.
(m) “Separation from Service” — The termination of employment of an employee with the Company; provided, however, that an approved leave of absence shall not be considered a termination of employment if the leave does not exceed six months or, if longer, so long as the employee’s right to reemployment is provided by statute or by contract. Whether an employee has incurred a Separation from Service shall be determined in accordance with Section 409A.
(n) “Specified Employee” — A “specified employee” within the meaning of Section 409A.

2. Section 8 of the Plan is hereby amended to provide as follows:
8. Payment of Awards
Payment of Awards may be made in the form of cash, Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred herein as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards (except Options and SARs) in accordance with procedures established by the Committee to assure that any such deferral complies with applicable requirements of the Code, in particular, Section 409A, including, at the choice of Participants, the capability to make further deferrals for payment after Retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of Common Shares, subject to such terms, conditions and restrictions as the Committee may establish; provided dividends or dividend equivalents shall not be extended to or made part of Options or SARs, unless the right to such dividends or dividend equivalents is not contingent, directly or indirectly, upon the exercise of the Option or SAR. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Shares or units of Common Shares. At the discretion of the Committee which shall take into consideration the requirements of Section 409A, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided that Awards may not be made to substitute for previously granted Stock Options having higher exercise prices. Notwithstanding the foregoing, (i) any Award that is not nonqualified deferred compensation within the meaning of Section 409A shall not have any feature that would allow for the deferral of compensation (within the meaning of Section 409A), other than the deferral of recognition of income until the exercise of such Award and (ii) any Award that is nonqualified deferred compensation within the meaning of Section 409A shall permit the deferral thereof only in a manner that meets the requirements of, and complies with, Section 409A. If, at any time, it is determined that any Award is taxable to a Participant under Section 409A, the Award, or portion thereof, which becomes so taxable shall be distributed to such Participant.

3. Section 11 of the Plan is hereby amended by the addition of a sentence at the end thereof to provide as follows:
Notwithstanding the foregoing, the Board or the Committee shall consider the requirements of Section 409A in making any such amendment.
4. Section 12 of the Plan is hereby amended to provide as follows:
12. Termination of Employment
If a Participant incurs a Separation from Service for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such Separation from Service; provided that the Committee shall consider the requirements of Section 409A when making any such authorization.
5. The second sentence of Section 13(a) is hereby amended to provide as follows:
For Participants who incur a Separation from Service, the decision of the Chief Executive Officer shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors of the Participant’s assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances.
6. The introductory paragraph of Section 16 (b) of the Plan is hereby amended to provide as follows:
(b) A “Change in Control” of the Company with respect to Awards that do not constitute nonqualified deferred compensation within the meaning of Section 409A shall have occurred when any of the following events shall occur:
7. Section 16 of the Plan is hereby amended by the addition of paragraph (c) at the end thereof to provide as follows:
(c) A “Change in Control” of the Company with respect to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company that constitutes a “change in control” under Section 409A.

8. Section 22 of the Plan is hereby renumbered as Section 23 and a new Section 22 of the Plan is hereby added to provide as follows:
22. Section 409A
To the extent applicable, the Company intends that the Plan comply with Section 409A and the Plan shall be construed in a manner to comply with Section 409A with respect to Awards granted after December 31, 2004. Awards granted prior to January 1, 2005, shall be governed by the terms of the Plan in effect at the time of such grant. In the event that any provision be found not in compliance with Section 409A, the Participant shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event that a Participant is a Specified Employee, payments that are deemed to be nonqualified deferred compensation shall not be distributed, or begin to be distributed, until the first day of the seventh month following such Participant’s Separation from Service. The amount of the first payment shall include the accumulated amount of the payments, if any, that would otherwise have been made during the first six months but for the fact that the Participant is a Specified Employee. Although the Company shall use its best efforts to avoid the imposition of taxation, penalties, and/or interest under Section 409A, tax treatment of Awards is not warranted or guaranteed. The Company, the Board, any Affiliate or any delegate shall not be held liable for any taxes, penalties, interest or other monetary amounts owed by any Participant with respect to any Award.
Approved by the Executive Organization and Compensation Committee on October 21, 2008.